Sharon Wienbar Appointed to Colfax Board of Directors

ANNAPOLIS JUNCTION, MD – June 15, 2016 – Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas and fluid-handling and fabrication technology products and services, today announced that it has appointed Sharon Wienbar, CEO of Hackbright Academy and venture partner at Scale Venture Partners, to its Board of Directors effective June 15, 2016. This appointment returns the size of Colfax’s Board of Directors to nine members. Mrs. Wienbar will serve as a member of the Compensation Committee.

Mitchell P. Rales, Chairman of the Board of Colfax, said, “We are very pleased to have Sharon join our Board. Her extensive venture capital and software expertise will be a major asset to Colfax as we continue to focus on innovation and applying technology to provide solutions to our customers around the world. I am confident that her knowledge and experience will assist the Board and the Colfax management team in executing Colfax’s long-term growth plans.”

Mrs. Wienbar has served as the CEO and as a director of Hackbright Academy, a leading software engineering training company for women, since November 2015. At Scale Venture Partners, where Mrs. Wienbar has served since 2001, she led investments in technology companies and has served on the board of numerous portfolio businesses. She continues to serve on the board of Everyday Health, Inc., a New York Stock Exchange-listed public company, as well as the boards of Applause Software Quality, Inc. and Actiance, Inc., privately-held companies in which Scale Venture Partners have invested. Prior to joining Scale Venture Partners in 2001, Mrs. Wienbar was Vice President, Marketing for Critical Path, Inc. and Amplitude Software Corp. She spent over eight years at Adobe Systems Incorporated, starting as a Product Marketing Manager and later leading marketing for many of Adobe’s applications and spearheading numerous cross-product initiatives. Mrs. Wienbar began her career as a strategy consultant with Bain & Company. She serves on the board of the non-profit Myelin Repair Foundation, has served on Microsoft’s Venture Advisory Committee, and is active in technology and educational initiatives. She holds an M.S. and A.B. in engineering from Harvard University and an M.B.A. from the Stanford Graduate School of Business.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the caption "Risk Factors." In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date hereof. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Investor Contact:
Terry Ross, Vice President of Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com